EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Amendment No. 2 to Form 10 of our report dated August 2, 2021, relating to the financial statements of JV Group, Inc., as of June 30, 2021 and 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

October 8, 2021